                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule
     14a-11(c) or Rule 14a-12

                             Outdoor Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             [OUTDOOR SYSTEMS LOGO]

                                                                  April 28, 1999

Dear Stockholders:

     We are holding the Company's 1999 Annual Meeting of Stockholders on Thursday, May 27, 1999, at 4:00 p.m., local time, at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona. We hope that you will be able to attend the meeting, and we look forward to seeing you. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

     Whether or not you expect to attend the meeting in person, please complete, date, sign and return the enclosed proxy in the envelope provided at your earliest convenience so that your shares will be represented at the meeting. If you choose to attend the meeting, you may withdraw your proxy and vote your own shares in person.

                                          Sincerely,
                                          /s/ William S. Levine
                                          WILLIAM S. LEVINE
                                          Chairman of the Board

                                          /s/ Arturo R. Moreno
                                          ARTURO R. MORENO
                                          President and Chief Executive Officer

                             OUTDOOR SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1999

     The Annual Meeting of Stockholders of Outdoor Systems, Inc. will be held at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona on Thursday, May 27, 1999 at 4:00 p.m., local time, for the following purposes:

          1. To elect two Class III directors to the Board of Directors to serve for a term of three years; and

          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at close of business on April 15, 1999 are entitled to vote at the meeting.

     The mailing address of the Company's principal executive office is 2502 N. Black Canyon Highway, Phoenix, Arizona 85009.

     PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                                          By Order of the Board of Directors,
                                          /s/ Bill M. Beverage
                                          BILL M. BEVERAGE
                                          Secretary

April 28, 1999
Phoenix, Arizona

                             OUTDOOR SYSTEMS, INC.
                          2052 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009

                              PROXY STATEMENT FOR
                    THE 1999 ANNUAL MEETING OF STOCKHOLDERS

                              GENERAL INFORMATION

     The following Proxy Statement and the accompanying proxy card, first mailed to stockholders of Outdoor Systems, Inc. (the "Company") on or about April 28, 1999, are furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be used in voting at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 27, 1999, at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona, and at any adjournment(s) thereof (the "Meeting").

     Any stockholder returning a proxy has the power to revoke it prior to the Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy or by expressing a desire to vote in person at the Meeting. All shares of the Company's common stock, $.01 par value per share ("Common Stock"), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxy will be voted
(i) FOR the election of the nominees for Class III directors named in this Proxy Statement and (ii) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Meeting.

     The entire cost of soliciting proxies will be borne by the Company. In following up the original solicitation of proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for expenses incurred in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the stockholders personally or by telephone.

     The Board of Directors of the Company fixed April 15, 1999 as the record date for the Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Meeting. The number of shares of Common Stock outstanding on April 15, 1999 was 184,479,067, each of which is entitled to one vote. The presence in person or by proxy of stockholders holding of record a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Abstentions, broker non-votes and shares for which authority to vote is withheld are counted as present in determining whether a quorum exists.

     Election of the director nominees named in Proposal 1 hereof requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Meeting. Shares with respect to which authority to vote is withheld will not be included in the vote total and will not affect the outcome of the election.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of April 15, 1999 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by (i) each person known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executives officers of the Company named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. All shares shown reflect sole voting and investment power except as otherwise noted. An asterisk indicates beneficial ownership of less than one percent of the outstanding Common Stock.

                                                               NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED   PERCENT OF CLASS
------------------------                                      ------------------   ----------------
William S. Levine...........................................      34,402,752(1)          18.6%
  1702 E. Highland, Suite 310
  Phoenix, Arizona 85016
Arturo R. Moreno............................................      33,690,231(2)          16.9%
  2502 N. Black Canyon Highway
  Phoenix, Arizona 85009
Putnam Investments, Inc.....................................      23,081,951(3)          12.5%
  One Post Office Square
  Boston, Massachusetts 02109
FMR Corp....................................................      17,452,996(4)           9.5%
  82 Devonshire Street
  Boston, Massachusetts 02109
Brian J. O'Connor...........................................          98,720(5)             *
Stephen F. Butterfield......................................         121,466(6)             *
Wally C. Kelly..............................................       1,556,948(7)             *
Robert M. Reade.............................................         309,896(8)             *
Bill M. Beverage............................................         442,148(9)             *
All directors and executive officers as a group (7
  persons)..................................................      66,223,955(10)         32.8%

---------------
  *  Represents less than 1% of the outstanding shares of Common Stock.

 (1) Includes 4,348,206 shares of Common Stock owned by M-K Link Investments Limited Partnership and certain transferees thereof (collectively, "M-K Link") over which Mr. Levine shares voting control with Mr. Moreno and over which Messrs. Levine and Moreno have certain rights of first refusal with respect to certain private sales. Mr. Levine disclaims beneficial ownership of the shares owned by M-K Link. Also includes (i) 225 shares of Common Stock owned by Mr. Levine directly and (ii) 29,733,321 shares of Common Stock owned by Levine Investments Limited Partnership, 1702 E. Highland, Suite 310, Phoenix, Arizona 85016. Mr. Levine is the sole general partner of Levine Investments Limited Partnership; Mr. Levine, his wife and children are the limited partners. Mr. Levine disclaims beneficial ownership of such shares except in his capacity as general partner and to the extent of his partnership interest therein. The remaining 321,000 shares of Common Stock attributed to Mr. Levine are held by William S. and Ina Levine Foundation (the "Levine Family Foundation"), a charitable foundation of which Mr. Levine is President and member of the Board of Directors. Mr. Levine disclaims beneficial ownership of the shares held by the Levine Family Foundation.

 (2) Includes 4,348,206 shares of Common Stock owned by M-K Link over which Mr. Moreno shares voting control with Mr. Levine and over which Messrs. Levine and Moreno have certain rights of first refusal with respect to certain private sales. Mr. Moreno disclaims beneficial ownership of the shares owned by M-K Link. Also includes (i) 6,677,785 shares of Common Stock owned by Mr. Moreno directly, (ii) 15,063,578 shares of Common Stock that may be purchased by Mr. Moreno pursuant to options granted by the Company that are currently exercisable or that become exercisable within 60 days of April 15, 1999, (iii) 3,429,396 shares of Common Stock held by Mr. Moreno and his wife, as joint tenants, and (iv) 4,121,266 shares held by BRN Properties Limited Partnership, an Arizona limited partnership of which Mr. Moreno is the sole general partner. The remaining 50,000 shares of Common Stock attributed to Mr. Moreno are held by the Arturo R. and Carole Moreno Foundation (the "Moreno Family Foundation"), a charitable foundation of which Mr. Moreno is President and member of the Board of Directors. Mr. Moreno disclaims beneficial ownership of the shares held by the Moreno Family Foundation.

 (3) Based on Schedule 13G, as amended, filed by Putnam Investments, Inc. and certain of its affiliates with the Securities and Exchange Commission reporting beneficial ownership as of December 31, 1998. Includes 22,357,588 shares and 724,363 shares reported on the Schedule 13G, as amended, as beneficially owned by Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., respectively, wholly-owned registered investment advisors of Putnam Investments, Inc. having the same address.

 (4) Based on Schedule 13G, as amended, filed by FMR Corp. with the Securities and Exchange Commission reporting beneficial ownership as of December 31, 1998.

 (5) Includes 60,752 shares of Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of April 15, 1999.

 (6) Includes (i) 7,593 shares of Common Stock owned by Mr. Butterfield's children, and (ii) 37,971 shares of Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of April 15, 1999.

 (7) Represents shares of Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of April 15, 1999. Does not include any shares of Common Stock that Mr. Kelly may receive in settlement of incentive units.

 (8) Includes (i) 52,626 shares of Common Stock owned by Mr. Reade and (ii) 257,240 shares of Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of April 15, 1999. Does not include any shares of Common Stock that Mr. Reade may receive in settlement of incentive units.

 (9) Represents shares of Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of April 15, 1999. Does not include any shares of Common Stock that Mr. Beverage may receive in settlement of incentive units.

(10) Includes 17,418,637 shares of Common Stock that may be acquired upon the exercise of options granted by the Company that are currently exercisable or that become exercisable within 60 days of April 15, 1999. Does not include shares of Common Stock that may be issued in settlement of incentive units.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for three classes of directors with staggered, three-year terms of office and provides that upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. The Company's Certificate of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than three nor more than ten directors and authorize the exact number of directors to be fixed from time to time by resolution of a majority of the Board of Directors. The Board of Directors has fixed the exact number of members of the Board of Directors at five. At the Meeting, the nominees are for Class III directors. The Class I and Class II directors have one year and two years, respectively, remaining on their terms of office. There is currently one vacancy in Class II of the Board of Directors. The Board of Directors may fill this vacancy at any time pursuant to the authority vested in it by the Company's Bylaws. Proxies cannot be voted for a greater number of persons than the two nominees named below.

     It is intended that persons named in the accompanying form of proxy will vote for the nominees listed below, who are currently directors, unless authority to so vote is withheld. In the event the nominees refuse or are unable to serve as directors (which is not now anticipated), the shares represented by proxies in the accompanying form may be voted for the election of substitute nominees selected by the persons named in the proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS.

                   DIRECTOR AND DIRECTOR NOMINEE INFORMATION

NOMINEES FOR DIRECTORS

                        CLASS III -- TERM EXPIRING 2002

WILLIAM S. LEVINE                                                        Age: 67
Director of the Company since 1980

Mr. Levine, a founder of the Company, has been Chairman of the Board and a director of the Company since its formation. Mr. Levine has 19 years of experience in the outdoor advertising industry. He is an owner and officer of numerous privately-owned firms. Since 1990, Mr. Levine has dedicated a substantial portion of his time to the Company's affairs.

ARTURO R. MORENO                                                         Age: 52
Director of the Company since 1984

Mr. Moreno has served as the Company's President and Chief Executive Officer and has been a director of the Company since April 1984. Mr. Moreno has 26 years of experience in the outdoor advertising industry. From 1981 to 1984, Mr. Moreno served as President and General Manager of Gannett Outdoor of New Jersey; from 1979 to 1981, he was President and General Manager of Gannett Outdoor of Kansas City (Missouri); and from 1973 to 1981, Mr. Moreno worked in Phoenix as a Vice President of Sales for Gannett Outdoor and its predecessor company.

DIRECTORS CONTINUING IN OFFICE

                         CLASS I -- TERM EXPIRING 2000

STEPHEN F. BUTTERFIELD                                                   Age: 46
Director of the Company since 1996

Mr. Butterfield has been President of Student Loan Acquisition Authority of Arizona, a not-for-profit firm which participates in the secondary market for student loans, since 1991. From 1988 to 1991, Mr. Butterfield served as President of Western Loan Marketing Association; from 1987 to 1988, Mr. Butterfield served as Vice President of Security Pacific Merchant Bank; from 1983 to 1987, he was a partner of Boettcher & Company, Inc., a regional investment banking firm specializing in municipal finance; and from 1974 to 1983, Mr. Butterfield served in various positions with Young Smith & Peacock, an Arizona-based municipal bond house.

                         CLASS II -- TERM EXPIRING 2001

BRIAN J. O'CONNOR                                                        Age: 43
Director of the Company since 1993

Mr. O'Connor has been a Senior Vice President of Hutchinson, Shockey, Erley & Co., which underwrites and trades securities for various local governments in Arizona and the western United States, since 1997. He was a Senior Vice President with Alden Capital Markets, Inc. from 1990 to 1997. From 1988 to 1990, he was a Senior Vice President with Capital Markets Corporation; from 1987 to 1988, he was a Vice President for Security Pacific Merchant Bank in Phoenix; and from 1983 to 1987, Mr. O'Connor was with Boettcher & Company, Inc., a regional investment banking firm specializing in municipal finance.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% stockholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year 1998 have been complied with on a timely basis.

DIRECTORS' ATTENDANCE

     The Board of Directors of the Company held two meetings during fiscal year 1998. Each director attended all of these meetings and the meetings of any committee of which he was a member which was held during the fiscal year.

COMPENSATION OF DIRECTORS

     Directors of the Company who are also employees receive no separate compensation for their services as directors of the Company. Pursuant to the 1996 Omnibus Plan (the "1996 Omnibus Plan"), non-employee directors of the Company, other than Mr. Levine, automatically receive stock options to purchase 7,595 shares of Common Stock at an exercise price equal to the then fair market value of the Common Stock on the date following each annual meeting of stockholders. Under this program, during fiscal year 1998, the Company granted to each of Messrs. O'Connor and Butterfield stock options to purchase 7,595 shares of Common Stock. These options have a term of ten years and become exercisable on the date immediately following the date of grant.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board has delegated certain authority to two committees, as set forth below.

     Audit Committee. The Audit Committee is responsible for reviewing the Company's accounting controls and recommending to the Board of Directors the engagement of the Company's outside auditors. The Audit Committee met four times during fiscal year 1998. The current members of the Company's Audit Committee are Messrs. O'Connor and Butterfield.

     Compensation Committee. The Compensation Committee is responsible for reviewing and approving the amount and type of consideration to be paid to senior management and for administering the Company's stock option plans. The Compensation Committee met one time during fiscal year 1998. The current members of the Company's Compensation Committee are Messrs. Levine (Chairman), O'Connor and Butterfield.

     The Company does not have a nominating committee.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation awarded to, paid to, or earned by, the Company's Chief Executive Officer, its Chairman of the Board and each of the three executive officers of the Company, in addition to the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998 (together, these persons are sometimes referred to as the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                          ANNUAL COMPENSATION      ----------------------
                                         ----------------------    INCENTIVE      STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY       BONUS         UNITS       OPTIONS     COMPENSATION(1)
---------------------------      ----    --------    ----------    ---------    ---------    ---------------
Arturo R. Moreno...............  1998    $475,000    $2,525,000(2)  $   --             --        $ 3,925
  President and Chief            1997     475,000     2,598,294(2)      --             --          6,216
  Executive Officer              1996     475,000     1,403,989(2)      --      1,544,143         12,970

William S. Levine..............  1998     450,000(3)         --         --             --             --
  Chairman of the Board          1997     450,000(3)         --         --             --             --
                                 1996     450,000(3)         --         --             --             --

Wally C. Kelly.................  1998     521,915            --         --         75,000          4,091
  Senior Vice President          1997     435,965            --         --             --          3,060
                                 1996     329,389            --         --        759,375          2,641

Robert M. Reade(4).............  1998     213,269            --         --         60,000          2,096
  Vice President                 1997     210,780            --         --             --          2,096
                                 1996         N/A           N/A        N/A            N/A            N/A

Bill M. Beverage...............  1998     242,308            --         --         60,000          2,096
  Treasurer, Secretary and       1997     180,256            --         --             --          4,379
  Chief Financial Officer        1996     101,327            --     25,000(5)     379,687          3,888

---------------
(1) The amounts in this column include the following: (i) Company contributions to a 401(k) plan for fiscal years 1998, 1997 and 1996, respectively, as follows: Mr. Moreno, $1,425, $1,425 and $1,425; Mr. Kelly, $1,223, $1,155
    and $1,155; Mr. Reade, N/A, N/A and N/A; and Mr. Beverage, $1,425, $1,425 and $1,425; (ii) health insurance premiums paid for fiscal years 1998, 1997 and 1996, respectively, as follows: Mr. Moreno, $2,500, $2,501 and $2,085; Mr. Kelly, $2,500, $1,537 and $1,450; Mr. Reade, $2,096, $2,096 and N/A; and
    Mr. Beverage, $2,500, $2,501 and $2,085; and (iii) life insurance premiums paid for fiscal years 1998, 1997 and 1996, respectively, as follows: Mr. Moreno, N/A, $2,290 and $9,460; Mr. Kelly, $368, $368 and $576; Mr. Reade,
    N/A, N/A and N/A; and Mr. Beverage, $453, $453 and $378.

(2) The bonus amount (i) for 1998 represents the amount paid subsequent to the end of fiscal year 1998 by reference to operating results for fiscal year 1998; (ii) for 1997 represents the amount paid subsequent to the end of fiscal year 1997 by reference to operating results for fiscal year 1997; and
    (iii) for 1996 includes $1,025,804 paid subsequent to the end of fiscal year 1996 by reference to operating results for fiscal year 1996 and $378,185 paid in 1996 by reference to operating results for fiscal year 1995. For fiscal years 1998 and 1997, the bonus was earned and paid pursuant to the Incentive Bonus Plan for the Chief Executive Officer (the "CEO Bonus Plan"). Pursuant to the CEO Bonus Plan, the Chief Executive Officer may earn a cash bonus in an amount up to and including 1.25% of the Company's operating income before interest, taxes and depreciation and amortization expense ("EBITDA") as reflected in the audited financial statements of the Company for such fiscal year. The Company believes that EBITDA is accepted by the outdoor advertising industry as a generally recognized measure of performance and is used by analysts and investors to evaluate the financial performance of companies in the outdoor advertising industry. For fiscal year 1996, the bonus was based upon an understanding between the Company and Mr. Moreno that, for so long as Mr. Moreno was the Chief Executive Officer and President of the Company, Mr. Moreno could be awarded an annual bonus in an amount equal to 1.25% of the Company's EBITDA for the immediately preceding fiscal year as reflected in the Company's audited financial statements. Pursuant to this understanding, the bonus for a particular fiscal year was awarded at the discretion of the Board of Directors following a review by the Compensation Committee after the audited financial statements for the previous fiscal year had been released by the Company's auditors.

(3) Mr. Levine received no salary, bonus or other compensation from the Company for his services as Chairman of the Board. The amounts shown as annual compensation represent management fees paid by the Company to two entities controlled by Mr. Levine for providing Mr. Levine's services to the Company. See "Compensation Committee Interlocks and Insider Participation."

(4) Mr. Reade was elected as an executive officer of the Company effective April 1, 1997.

(5) Represents the dollar value of incentive units awarded to Mr. Beverage, which entitles him to receive up to 3,670 shares of Common Stock based on the market price of the Common Stock on the date of the grant. The incentive units were awarded pursuant to the Company's 1996 Omnibus Plan, vest ratably over a period of four years from the date of grant or earlier upon a change in control of the Company and entitle Mr. Beverage to receive the shares of Common Stock subject to the vested incentive units immediately following termination of employment because of a change in control of the Company and over a four-year period following termination of employment for any other reason.

     The following table sets forth certain information regarding stock options to purchase shares of Common Stock granted by the Company during fiscal year 1998 to the Named Executives. The Company did not grant any stock appreciation rights ("SARs") during fiscal year 1998.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                  INDIVIDUAL GRANTS
                          ----------------------------------                      POTENTIAL REALIZABLE VALUE AT
                                                                                  ASSUMED ANNUAL RATES OF STOCK
                                         % OF                                          PRICE APPRECIATION
                          NUMBER OF      TOTAL                                           OF OPTION TERM*
                          SECURITIES    OPTIONS                             -----------------------------------------
                          UNDERLYING    GRANTED                                     5%                    10%
                           OPTIONS        TO       EXERCISE                 -------------------   -------------------
                           GRANTED     EMPLOYEES    OR BASE                 PRICE                 PRICE
                            (# OF      IN FISCAL     PRICE     EXPIRATION    PER     AGGREGATE     PER     AGGREGATE
NAME                      SHARES)(1)     YEAR      ($/SHARE)      DATE      SHARE      VALUE      SHARE      VALUE
----                      ----------   ---------   ---------   ----------   ------   ----------   ------   ----------
Arturo R. Moreno........        --         --%      $   --           --     $   --   $       --   $   --   $       --
Wally C. Kelly..........    75,000        6.8%       15.58       1/7/08      16.36    1,227,000    17.14    1,285,500
Robert M. Reade.........    60,000        5.4%       15.58       1/7/08      16.36      981,600    17.14    1,028,400
Bill M. Beverage........    60,000        5.4%       15.58       1/7/08      16.36      981,600    17.14    1,028,400

---------------
 * The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth at these prescribed rates.

(1) The indicated options were granted pursuant to the Company's 1996 Omnibus Plan at an exercise price per share equal to the per share fair market value of the underlying Common Stock on the date of the grant, have a term of ten years and become exercisable ratably over a period of four years from the date of the grant. In the event of a change in control of the Company, all outstanding options become immediately and fully exercisable, unless otherwise provided by the Board of Directors prior to the change in control.

     The following table sets forth certain information concerning options exercised during fiscal year 1998 by Named Executives and the value of unexercised options granted by the Company and held by Named Executives at December 31, 1998. The Company has no outstanding SARs.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                            OPTIONS AT              IN-THE-MONEY OPTIONS AT
                           SHARES                         FISCAL YEAR-END              FISCAL YEAR-END(1)
                          ACQUIRED       VALUE      ---------------------------   ----------------------------
         NAME            ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
         ----            -----------   ----------   -----------   -------------   ------------   -------------
Arturo R. Moreno.......        --      $       --   14,484,524      1,158,108     $431,691,251    $32,455,620
Wally C. Kelly(2)......        --              --    1,253,433        971,528       36,310,812     26,852,075
Robert M. Reade(2).....    42,525       1,191,750      147,318        271,751        4,128,540      6,842,530
Bill M. Beverage(2)....        --              --      284,766        357,302        7,980,465      9,221,545

---------------
(1) Computed based upon the difference between the aggregate fair market value of the shares of Common Stock purchasable upon the exercise of the options and the aggregate exercise price of the options. For purposes of this table, the fair market value of the shares of Common Stock is deemed to be $30.00 per share (the closing price per share as reported by the New York Stock Exchange for December 31, 1998).

(2) Does not reflect incentive units held by Messrs. Kelly, Reade and Beverage representing the right to receive up to 326,997, 21,908 and 12,537 shares of Common Stock, respectively, following termination of employment.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal year 1998.

INTRODUCTION

     The Compensation Committee of the Board of Directors reviews and approves the amount and type of consideration to be paid to senior management and administers the CEO Bonus Plan and the 1996 Omnibus Plan pursuant to which the Company may grant a variety of equity-based incentives, including stock options, to its executive officers and key employees.

     The Compensation Committee's policy regarding the compensation of the Company's executive officers is to establish and maintain compensation levels that (i) are competitive with those of other media companies and thus enable the Company to attract and retain highly qualified executives, (ii) reward executives for individual performance and for the performance of the Company relative to the performance of other media companies, and (iii) align the interests of the executives with those of the stockholders.

EXECUTIVE COMPENSATION

     The Company's compensation program for executive officers has three key components: (i) base salary, (ii) performance-based annual cash bonus, and (iii) equity-based incentives.

     Base Salary. The executive officers' base salaries, including the Chief Executive Officer's base salary, are reviewed and approved by the Compensation Committee. Base salary decisions with respect to each executive officer take into account, among other things, the executive's past performance, the Company's past performance and the executive's contribution thereto, the executive's level of experience in the industry and the Compensation Committee's evaluation of salary levels for similarly-situated executives of other media companies.

     Annual Cash Bonus. The Company's executive officers, other than the Chief Executive Officer, were not eligible to receive cash bonuses for fiscal year 1998. The CEO Bonus Plan, which was adopted by the Company's stockholders at the 1997 Annual Meeting of Stockholders, is described below.

     Equity-Based Incentives. The Compensation Committee believes that stock options and other equity-based grants provide a significant incentive for management and closely align the interests of executives with those of the stockholders. During fiscal year 1998, the Compensation Committee granted stock options to purchase an aggregate of 1,108,250 shares of Common Stock to its employees, including options to purchase 195,000 shares of Common Stock granted to its executive officers. The stock options were granted at an exercise price equal to the fair market value of the underlying shares of Common Stock on the date of the grant, have a term of ten years and become exercisable ratably over a period of four years from the date of the grant or earlier upon a change in control of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Moreno, the Company's Chief Executive Officer, was paid a base salary of $475,000 for fiscal year 1998.

     In addition, pursuant to the CEO Bonus Plan, which was adopted by the Company's stockholders at the 1997 Annual Meeting of Stockholders, for so long as Mr. Moreno serves as Chief Executive Officer and President of the Company, Mr. Moreno may be awarded an annual bonus of up to and including 1.25% of the Company's "EBITDA" (operating income (loss) before interest, taxes and depreciation and amortization expense) for the immediately preceding fiscal year as reflected in the Company's audited financial statements. Pursuant to the Compensation Committee's recommendation to the Board of Directors based on its review of the Company's results for fiscal year 1998, the Board of Directors awarded Mr. Moreno a cash bonus of $2,525,000.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including stockholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the stockholders of applicable performance standards, the composition of the committee making decisions with respect to such compensation, and certification by the such committee that performance standards were satisfied. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Company, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

                          William S. Levine (Chairman)
                             Stephen F. Butterfield
                               Brian J. O'Connor

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     William S. Levine, Chairman of the Board, is currently serving as a member of the Compensation Committee. The Board of Directors has appointed a sub-committee of the Compensation Committee to administer the CEO Bonus Plan. Mr. Levine is not a member of such sub-committee.

     The Company is a party to a Services Agreement with Williams Manufacturing, Inc. ("WMI") and J & L Industries, Inc. ("J & L"), companies controlled by Mr. Levine, pursuant to which WMI and J & L make at least a majority of Mr. Levine's business time available to the Company. The Company paid WMI and J & L an aggregate of $450,000 for fiscal year 1998.

     Certain partnerships controlled by Mr. Levine or in which Mr. Levine is a partner lease certain sites to the Company on which the Company has placed advertising displays. The Company made aggregate lease payments to such partnerships of $139,000 in fiscal year 1998 and expects to continue to pay such amounts at least through the expiration of the terms of the leases in December 2000. The Company believes that these leases are on terms at least as favorable as would be available with unrelated third parties through arms-length negotiations.

                               PERFORMANCE GRAPH

     The Company's Common Stock is currently traded on the New York Stock Exchange under the symbol "OSI". From April 24, 1996 (the date of the Company's initial public offering of Common Stock) to September 1, 1997, the Common Stock was quoted on the Nasdaq Stock Market under the symbol "OSIA". The following chart and table compare the cumulative total return of the Company's Common Stock for the period beginning April 24, 1996 and ending December 31, 1998 with the cumulative total return for the same period of the S&P 500 Index and a group of peers (the "Peer Index") consisting of the following companies: Chancellor Media Corporation, Clear Channel Communications, Inc., Lamar Advertising Company and The Ackerly Group, Inc. For purposes of the chart and table below, the index value of 1.00 assigned to the Common Stock on April 24, 1996 was based on the price of the Common Stock to the public in the Company's initial public offering.

                  COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG
                    OUTDOOR SYSTEMS, INC., THE S&P 500 INDEX
                             AND THE PEER INDEX(1)
OUTDOOR SYSTEMS

                                                  OUTDOOR SYSTEMS, INC.         THE S&P 500 INDEX              PEER INDEX
                                                  ---------------------         -----------------              ----------
4/24/96                                                    1.00                       1.00                        1.00
12/31/96                                                   4.22                       1.14                        1.08
12/31/97                                                   8.66                       1.49                        2.50
12/31/98                                                  15.19                       1.89                        3.35

---------------
(1) Note: In previous years, the Company used the Paul Kagan Associates, Inc. Radio/TV Average Index as its industry or line-of-business comparison index. The Paul Kagan Associates, Inc. Radio/TV Average Index is no longer available. Therefore, the Company has selected the Peer Index to replace the Paul Kagan Associates, Inc. Radio/TV Average Index.

                              CERTAIN TRANSACTIONS

     The Company has made an interest-free unsecured loan in the amount of $400,000 to Wally C. Kelly, Senior Vice President of the Company. As of December 31, 1998, $400,000 remained outstanding under such loan.

     See also "Compensation Committee Interlocks and Insider Participation."

                              INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP served as the Company's independent auditors for fiscal year 1998. Representatives of Deloitte & Touche LLP will be present at the Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

     The appointment of auditors is a matter for determination by the Board of Directors for which no stockholder approval or ratification is necessary. The Board of Directors has selected the firm of Deloitte & Touche LLP to audit the books of the Company for fiscal year 1999.

                             STOCKHOLDERS PROPOSALS

     Any stockholder of the Company wishing to submit a proposal for action at the Company's 2000 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials must provide a written copy of the proposal to the management of the Company at its principal executive office not later than December 31, 1999, and must otherwise comply with rules of the Securities and Exchange Commission relating to stockholder proposals.

     The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2000 Annual Meeting of Stockholders but not submitted for inclusion in the Proxy Statement for such meeting unless notice of the matter is received by the Company at its principal executive office not later than March 12, 2000 and certain other conditions of the applicable Securities and Exchange Commission rules are satisfied.

                                    GENERAL

     The Board of Directors does not know of any other business to come before the Meeting. If, however, other matters do properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A list of stockholders entitled to be present and vote at the Meeting will be available for inspection by the stockholders at the offices of the Company, located at 2502 N. Black Canyon Highway, Phoenix, Arizona 85009, during regular business hours from May 16, 1999 to the date of the Meeting. The list also will be available during the Meeting for inspection by the stockholders who are present thereat.

     The Annual Report of the Company for fiscal year 1998 (which is not part of the proxy soliciting material) is being mailed with this proxy statement to all stockholders of record as of the record date for the Meeting.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL

YEAR 1998. REQUESTS FOR COPIES SHOULD BE DIRECTED TO BILL M. BEVERAGE, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY, OUTDOOR SYSTEMS, INC., 2502 N. BLACK CANYON HIGHWAY, PHOENIX, ARIZONA 85009.

                                          By Order of the Board of Directors,
                                          /s/ Bill M. Beverage
                                          BILL M. BEVERAGE
                                          Secretary

April 28, 1999
Phoenix, Arizona

--------------------------------------------------------------------------------

                             OUTDOOR SYSTEMS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                             THE RITZ CARLTON HOTEL
                             2401 E. CAMELBACK ROAD
                                PHOENIX, ARIZONA

                                  MAY 27, 1999
                                   4:00 P.M.
                            T FOLD AND DETACH HERE T
                             OUTDOOR SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 1999, and does hereby appoint William S. Levine and Arturo R. Moreno, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Outdoor Systems, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Outdoor Systems, Inc., to be held at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona at 4:00 p.m., local time, on Thursday, May 27, 1999, at any adjournment(s) thereof:

     1. TO ELECT WILLIAM S. LEVINE AND ARTURO R. MORENO TO SERVE AS CLASS III DIRECTORS FOR A TERM OF THREE YEARS.

         [ ] FOR the nominees listed above                        [ ] WITHHOLD AUTHORITY
    (except as indicated to the contrary below)            to vote for the nominees listed above

       Instruction: To withhold authority to vote for one of the nominees, write that nominee's name in the space below:

   -----------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE.

--------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --
          PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ABOVE.

PROXY NUMBER           NUMBER OF SHARES           Dated: ________________, 1999.

                                          Signature

                                          Signature, if held jointly

                                          Please sign exactly as your name(s)
                                          appear hereon. If shares are held
                                          jointly, each stockholder named should
                                          sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, give your full title as
                                          such. If the signatory is a
                                          corporation, sign the full corporate
                                          name by a duly authorized officer.

                                          PLEASE COMPLETE, DATE, SIGN AND RETURN
                                          THIS PROXY PROMPTLY USING THE ENCLOSED
                                          ENVELOPE.